UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.

Starbucks Corporation (the “Corporation”) recently became aware of an unsolicited “mini-tender” offer from Tutanota LLC (“Tutanota”) to purchase up to 500,000 shares of the Corporation’s common stock at an offer price of $88.00 per share. The offer price of $88.00 per share is conditioned on, among other things, the close price per share of the Corporation’s common stock exceeding $88.00 per share on the last trading day before the offer expires. The number of shares subject to Tutanota’s offer represents approximately 0.04% of the Corporation’s common stock outstanding as of the date of the offer.

On April 23, 2025, the Corporation issued the press release attached to this Report as Exhibit 99.1, informing its shareholders that the Corporation does not endorse Tutanota’s unsolicited mini-tender offer and recommending that shareholders do not tender their shares. Shareholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with Tutanota’s offering documents. The offer is currently scheduled to expire at 5:00 P.M., New York City Time, on Monday, May 12, 2025, unless the offer is otherwise extended by Tutanota in its discretion or terminated earlier.

The Corporation is not affiliated or associated in any way with Tutanota, its mini-tender offer, or the offer documentation. Additional information concerning mini-tender offers is included in the news release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Starbucks Corporation dated April 23, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	April 23, 2025
		By:	/s/ Joshua C. Gaul
Joshua C. Gaul
vice president, assistant general counsel, corporate secretary